UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2018

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2018, PDL BioPharma, Inc. (the Company) issued a press release announcing its financial results for the third quarter ended September 30, 2018. A copy of this earnings release is furnished hereto as Exhibit 99.1. The Company will host an earnings call and webcast on November 6, 2018, during which the Company will discuss its financial results for the third quarter ended September 30, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2018, John McLaughlin informed the Company that he intends to retire as the Company’s Chief Executive Officer as of December 31, 2018, while continuing to serve as a member of the Company’s board of directors (the “Board”) beyond such date.

Also on November 2, 2018, the Board appointed Dominique Monnet, age 60, the Company’s current President, to succeed Mr. McLaughlin as Chief Executive Officer and President of the Company, effective December 31, 2018. The Board also appointed Mr. Monnet as a member of the Board, effective as of December 31, 2018. Mr. Monnet will become a Class II member of the Board with an initial term ending at the Company's annual meeting of stockholders in 2021.

There are no family relationships between Mr. Monnet and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation Committee and the Board intends to review and approve compensation arrangements for Mr. Monnet at a future date. Until such time, all other terms of Mr. Monnet’s compensation and employment with the Company will remain unchanged. A description of such compensation and employments terms, as well as Mr. Monnet’s biography, is available in the Company definitive proxy statement, filed with the Securities and Exchange Commission on April 26, 2018, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Presentation Materials

On November 6, 2018, the Company posted to its website a set of presentation materials that it will use during its earnings call and webcast to assist participants with understanding the Company’s financial results for the quarter ended September 30, 2018. A copy of this presentation is attached hereto as Exhibit 99.2.

Information Sheet

On November 6, 2018, the Company distributed to analysts covering the Company’s securities a summary of certain information regarding the Company’s financial results and business (the Information Sheet) to assist those analysts in valuing the Company’s securities. The Information Sheet and its associated tables are attached hereto as Exhibit 99.3.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in Items 2.02, 7.01 and 9.01 of this report, including the exhibits, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press Release
99.2	Presentation
99.3	Information Sheet

Cautionary Statements

This filing and its exhibits include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s assets or business are disclosed in the “Risk Factors” contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2018 and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: November 6, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release
99.2	Presentation
99.3	Information Sheet